Exhibit 1.1

Cachet Financial Solutions, Inc.

[____________] Shares of Common Stock

UNDERWRITING AGREEMENT

[                  ], 2017

LAKE STREET CAPITAL MARKETS, LLC

As Representative of the several

Underwriters named in Schedule A

225 South Sixth Street, Suite 4750

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of [ ] shares of its common stock, par value $0.0001 per share (the “Shares”). The [ ] Shares to be sold by the Company are collectively called the “Firm Shares.” In addition, the Company will grant to the Underwriters an option to purchase up to an additional [ ] Shares as provided in Section 3(c). The additional [ ] Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”

The Company hereby confirms its agreement (this “Agreement”) with respect to the sale of the Offered Shares to the several Underwriters, for whom Lake Street Capital Markets, LLC (“Lake Street”), as lead managing underwriter, is acting as representative (the “Representative”), as follows:

Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-215650), including a prospectus, relating to the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The prospectus filed pursuant to Rule 424 of the Securities Act in the form first used to confirm sale of Offered Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement.

For purposes of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the Offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act), and the pricing information set forth in Schedule B hereto. As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” “Prospectus,” and “Applicable Prospectus” (as defined below) shall include the documents incorporated and deemed to be incorporated by reference therein.

Section 2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the several Underwriters, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, and covenants with the Underwriters, as follows:

(a)       Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to each of the Underwriters for use in connection with the offer and sale of the Offered Shares. The Registration Statement, at the time it became effective and at all subsequent times during the period beginning on the date hereof and ending on the later of the Option Closing Date or such date as in the opinion of counsel for the Representative, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by the Underwriters or a dealer (the “Prospectus Delivery Period”), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the time that the Registration Statement is declared effective, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Shares, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper) as of its date and (as then amended or supplemented) at all subsequent times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any preliminary prospectus, the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the statements contained in the “Underwriting” section of the Prospectus (other than statements regarding estimated expenses of the Offering). All contracts or other documents required to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K have been so filed and the material terms of such contracts or other documents have been summarized in the Time of Sale Prospectus or the Prospectus to the extent required by Regulation S-K.

(b)       Offering Materials Furnished to Underwriters. If so requested by the Representative, the Company has delivered to the Representative two complete copies of the Registration Statement, each amendment thereto and of each consent and certificate of experts filed as a part thereof.

(c)       Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 3 of this Agreement and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the Offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, or the Registration Statement. The Company agrees that it will not make any offer relating to the Offered Shares that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act.

(d)       The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e)       Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(f)       Authorization of the Representative’s Warrants. The Representative’s Warrants (as hereinafter defined) have been duly and validly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable, and the issuance and sale of the Representative’s Warrants is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Representative’s Warrants. The shares of Common Stock issuable upon the exercise of the Representative’s Warrants, when issued and delivered against payment therefor as provided for in the Representative’s Warrants, will be validly issued, fully paid and non-assessable, and the issuance and sale of such shares of Common Stock is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase such shares.

(g)       No Applicable Registration or Other Similar Rights. Except for such rights as have been waived, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the Offering contemplated by this Agreement.

(h)       No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole (any such change referred to in this Section 2(h), a “Material Adverse Change”);

(i)        Ordinary Course. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock; and (iii) there has been no material change in the indebtedness of the Company or any Subsidiary of the Company.

(j)       Independent Accountants. Lurie, LLP, which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and, if applicable, supporting schedules filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and, to the Company’s knowledge, who has not requested such registration to be withdrawn.

(k)       Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto, and the requirements of Regulation S-X of the Commission. All disclosures contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the Exchange Act. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The financial data set forth under the captions “Summary Financial Data”, “Selected Financial Data,” “Capitalization,” “Dilution,” and elsewhere in the Registration Statement and each Applicable Prospectus, and incorporated by reference therein fairly present the information set forth therein on a basis materially consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus.

(l)       Accounting Controls and Disclosure Controls. Except as described in the Time of Sale Prospectus and Prospectus, the Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. These disclosure controls and procedures have been evaluated by the Company’s principal executive officer and principal financial officer as required by Rule 13a-15 of the Exchange Act, and based on such evaluation, the Company’s principal executive officer and principal financial officer have concluded such disclosure controls and procedures to be effective.

(m)       Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(n)       Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change.

(o)       Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

(p)       Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company and each Subsidiary is as set forth in each Applicable Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares (including the Offered Shares) and the capital stock of each Subsidiary conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares, and all of the issued and outstanding shares or other capital stock of each Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares, nor any of the outstanding shares or other capital stock of any Subsidiary, were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any Subsidiary. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those accurately described in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown therein with respect to such plans, arrangements, options and rights. All grants of options to acquire Shares (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in compliance with the terms of the plans under which such Company Stock Options were issued. Except as described in the Time of Sale Prospectus, the Prospectus and Registration Statement, the Company has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or agreements or pursuant to outstanding options, rights or warrants.

(q)       Stock Exchange Listing. The Shares are eligible for quotation on the Over the Counter Venture Market (the “OTCQB”), and, except as described in each Applicable Prospectus, the Company has taken no action designed to, or likely to have the effect of, causing the Shares to be ineligible for quotation on the OTCQB. Except as described in each Applicable Prospectus, the Company has not received any notification that the Commission is contemplating terminating such registration or that the Shares may become ineligible for trading on the OTCQB. Notwithstanding the foregoing, the parties hereto acknowledge that the Shares have been approved for listing on the NASDAQ Capital Market.

(r)       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws or any similar organizational document nor is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Subsidiary is a party or by which it may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company), or to which any of the property or assets of the Company or any Subsidiary is subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for consents that have been validly obtained and except for such breaches, Defaults or results, or failure to obtain such consent, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made or will be made by the Company under the Securities Act, or that may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(s)       No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any Subsidiary, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any Subsidiary, or (iii) relating to environmental or discrimination matters, where in any such case such action, suit or proceeding (including without limitation, any such action, suit or proceeding for which, to the Company’s knowledge, there is a substantial likelihood that it will be determined adversely to the Company, a Subsidiary or any such officer or director), if so determined adversely, would reasonably be expected to result in a Material Adverse Change or would restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened.

(t)       Intellectual Property Rights. Except as described in the Time of Sale Prospectus or Prospectus, the Company and each of its Subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Change. Furthermore, except as described in the Time of Sale Prospectus or Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, except as such action, suit, proceeding or claim would not result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except as such action, suit, proceeding or claim would not result in a Material Adverse Change; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its Subsidiaries has received any written notice of such claim, except as such action, suit, proceeding or claim would not result in a Material Adverse Change; (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except as such violation would not result in a Material Adverse Change; and (F) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property of the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any material claim or right in or to any such Intellectual Property of the Company. To the Company’s knowledge, all material trade secrets, including without limitation the source code for all material software, belonging to the Company or any Subsidiary has been kept confidential or disclosed only under obligations of confidentiality, except as such failure to maintain confidentiality would not result in a Material Adverse Change. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(u)       Title to Properties. Other than the Intellectual Property Rights which are the subject of the representations and warranties set forth in Section 2(t) above, each of the Company and its Subsidiaries has good and marketable title to all real and personal property and other assets owned by each of them, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as are described in each Applicable Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company and each Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and its Subsidiaries.

(v)       Tax Law Compliance. The Company and each Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by the Company and each Subsidiary (except those currently payable without penalty or interest and those being contested in good faith and by appropriate proceedings) and, if due and payable, any related or similar assessment, fine or penalty levied against the Company or any Subsidiary, except as may be being contested in good faith and by appropriate proceedings and except to the extent that failure to file such returns, request such extensions and pay such taxes, assessments, fines or penalties would not result, in the aggregate, in a Material Adverse Change. The Company and each Subsidiary has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(k) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined.

(w)       Investment Company Act. The Company will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)       Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance and insurance against theft, damage and destruction, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its Subsidiaries and their respective businesses; except where any failure of the foregoing to be true and correct would not reasonably be expected to have a Material Adverse Change.

(y)       No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(z)       Related Party Transactions. There are no transactions or relationships required by Item 404 of Regulation S-K to be described in each Applicable Prospectus that have not been so described.

(aa) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge without independent investigation, by the Company’s officers, directors and 5% shareholders in connection with letters, filings or other supplemental information, if any, provided pursuant to FINRA Rule 5110 is true, complete and correct. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the Company’s knowledge, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(bb) Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers, and Company stockholders beneficially owning more than 5% of the Shares, each listed on Exhibit A, has executed and delivered to the Underwriters a lock-up agreement in the form of Exhibit B hereto. Exhibit A hereto contains a true, complete and correct list of all directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Underwriters an agreement in the form attached hereto as Exhibit B.

(cc) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(dd) Compliance with Environmental Laws. Except as described in each Applicable Prospectus and except as would not, reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change, (i) the Company and its Subsidiaries (to the Company’s knowledge as it relates to any leasehold interest in real property) are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, and (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiaries.

(ee) ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been established and maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code as applicable), whether or not waived; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) none of the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Company, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), in each case except as would not cause a Material Adverse Change.

(ff) Brokers. Except as contemplated by this Agreement and disclosed in each Applicable Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or its Subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(gg) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, the Company and its Subsidiaries have not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(hh) Compliance with Laws. The Company and its Subsidiaries have not been advised, and have no reason to believe, that they are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not result in a Material Adverse Change. The Company is operating in compliance with such permits, licenses, consents, approvals, certificates, registrations, franchises, clearances and other authorizations (collectively, “Governmental Licenses”) of any and all jurisdictions (“Applicable Jurisdictions”) that require the Company to obtain such Governmental Licenses in respect of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect, except where the failure to be in such compliance or for such Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has fulfilled and performed all of its obligations with respect to the Permits, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge, no event has occurred that has allowed, allows, or after notice or lapse of time would allow, revocation, termination, suspension or other modification thereof or results in any other impairment of the rights of the holder of any Permit that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as disclosed in the Time of Sale Prospectus, the Company has not received notice, and has no knowledge, of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the Applicable Jurisdictions alleging that any operation or activity of the Company is in violation of any applicable law, rule or regulation that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)       Rating Organization. Neither the Company nor any of its Subsidiaries has any indebtedness rated by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g) under the Securities Act.

(jj) Foreign Corrupt Practices Act. Neither the Company, its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries has taken any action for or on behalf of the Company or its Subsidiaries, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Company has conducted its business in compliance with the FCPA and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times in compliance with, all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Sanctions. Neither the Company nor any of its Subsidiaries conducts business with the government of, or with any person located in, any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures (collectively, “Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”). Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any Sanctions administered by OFAC. The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any person in a manner that violates the Sanctions administered or enforced by OFAC.

(mm) Non-Public Personal Information. Information about the Company’s and its Subsidiaries’ accountholders, which includes any bank customer information governed by general bank privacy laws, the Gramm Leach Bliley Act of 1999, or the Health Insurance Portability and Accountability Act of 1996, and which is disclosed to the Company or its Subsidiaries through application and transaction processing shall be used by the Company and its Subsidiaries only to acquire and support accountholders as authorized. The Company and its Subsidiaries agree to maintain the confidentiality of this non-public personal information (“NPPI”), and to use it, and disclose it only to authorized entities for the sole purpose of protecting the Company, its Subsidiaries, and its and their accountholders from actual or potential fraud, unauthorized transactions, claims or other liability, as well as to resolve accountholder disputes or inquiries. The Company and its Subsidiaries shall establish administrative, technical and physical safeguards for accountholder records and information in the Company’s or its Subsidiaries’ control or possession. Such safeguards shall be designed for the purpose of: (i) ensuring the security of such records and information; (ii) protecting against any anticipated threats or hazards to the security or integrity of such records and information; and (iii) protecting against unauthorized access to, or use of such records and information that would result in substantial harm or inconvenience to any accountholder.

(nn) Payment Card Industry Data Security Standards. The Company and its Subsidiaries have designed and implemented an information security program that is designed to protect accountholder data in accordance with the Payment Card Industry Data Security Standards (“PCI/DSS Requirements”). At all times during the term of this Agreement, the Company and its Subsidiaries shall be in compliance with the PCI/DSS Requirements as required herein.

Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Representative in connection with the transactions contemplated hereby shall be deemed a representation and warranty by the Company to each of the several Underwriters as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Representative, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. Purchase, Sale and Delivery of the Offered Shares.

(a)       The Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase that number of Firm Shares from the Company set forth opposite the name of such Underwriter on Schedule A. The purchase price per Firm Share to be paid by the Underwriters to the Company shall be $[           ] per share.

(b)       The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at 9:00 a.m. Minneapolis time, on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) business day following the date of this Agreement, at the offices of the Lake Street Capital Markets, LLC, 225 South Sixth Street, Suite 2050, Minneapolis, Minnesota, or such other time, date and place as may be agreed to by the Company and the Underwriter (the time and date of such closing are called the “First Closing Date”).

(c)       The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an aggregate of [ ] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. The number of Optional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Optional Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. The Representative may cancel the option as to the unexercised portion thereof at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)       Public Offering of the Offered Shares. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable. Each Underwriter agrees that it will not make any offer relating to the Offered Shares that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act.

(e)       Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(f)       Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriters certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If an Underwriter so elects, delivery of the Firm Shares and, if applicable, the Optional Shares, may be made by credit to the accounts designated by such Underwriter though The Depository Trust Company’s DWAC program. If an Underwriter elects delivery in the form of certificates, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as such Underwriter shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in Minneapolis, Minnesota as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(g)       Delivery of the Representative’s Warrant. The Company shall also deliver, or cause to be delivered, to the Representative on the First Closing Date, a warrant to purchase [ ] shares of Common Stock (which is 3.0% of the number of Firm Shares) at an exercise price of $[ ] per share (the “Representative’s Warrant”). The Company shall deliver, or caused to be delivered, at each Option Closing Date an additional Representative’s Warrant to purchase an additional number of shares of Common Stock equal to 3.0% of the Optional Shares sold on such Option Closing Date. The Representative’s Warrant shall be in a form agreed upon by the Representative and the Company.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with the several Underwriters as follows:

(a)       Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representative, without charge and upon a Representative’s request, two signed copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and shall furnish to the Representative, in Minneapolis, Minnesota, without charge, prior to 9:00 a.m. Minneapolis time on the business day next succeeding the date of this Agreement, and during the period mentioned in Section 4(c) or Section 4(d) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b)       Review of Proposed Amendments and Supplements. During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company: (i) shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, (ii) shall not file or use any such proposed amendment or supplement to which a Representative reasonably objects, and (iii) shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)       Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of the Company, counsel for the Company, the Underwriters or counsel for the Representative, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 4(b)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(d)       Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the known threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) or Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(e)       Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Company, counsel for the Company, the Underwriters or counsel for the Representative, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(b)) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(b).

(f)       Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Representative to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The parties acknowledge that, subject to satisfaction of the condition in Section 6(j) of this Agreement, the Company intends to rely on the preemption from state registration and review of offerings of “covered securities” (as that term is defined in the National Securities Markets Improvement Act of 1996). The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)       Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(h)       Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(i)       Earnings Statement. As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)       Exchange Act Compliance. For a period of twelve months from the date hereof, the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(k)       Internal Controls. For a period of one year from the date hereof, the Company and its Subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its Subsidiaries, is made known to them by others within those entities.

(l)       Sarbanes-Oxley Act. For a period of one year from the date hereof, the Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(m)     Listing. The Company will use its best efforts to list its Common Stock (including the Offered Shares) on the NASDAQ Capital Market as of or prior to the effective date of the Registration Statement, and to maintain the listing of its Common Stock on the NASDAQ Capital Market for a period of at least one year thereafter.

(n)       Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day following the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the Offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)       Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 180th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares and the Representative’s Warrants, including the shares of Common Stock issuable upon exercise of any Representative’s Warrants) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Shares (i) pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus (including the issuance of securities thereunder and the issuance of Shares upon the exercise of options issued pursuant to such a plan) as such plan may be amended or amended and restated by the Company, (ii) pursuant to the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus, (iii) pursuant to a registration statement on Form S-8, (iv) pursuant to any registration rights described in the Time of Sale Prospectus or Prospectus, and (v) to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger or the acquisition or license of any business products or technology; provided that, with respect to this subsection (v), (1) the sum of the aggregate number of Shares so issued shall not exceed 5% of the total outstanding Shares immediately following the completion of this Offering of Shares and (2) prior to the issuance of such Shares each recipient of such Shares agrees in writing not to sell, offer, dispose of or otherwise transfer any such Shares during such Lock-up Period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative).

(p)       No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the NASDAQ Capital Market in accordance with Regulation M.

(q)       Existing Lock-Up Agreements. The Company will direct the transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by existing “lock-up” agreements between the Representative and any of its security holders for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by certain of the Company’s officers and directors pursuant to Section 6(h).

Section 5. Payment of Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, fees, expenses and taxes incident to and in connection with the performance of its obligations hereunder and in connection with the Offering of the Offered Shares hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations, determinations and exemptions; (vii) the filing fees incident to FINRA’s review, if any, and approval of the Underwriters’ participation in the Offering and distribution of the Offered Shares; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Offered Shares on any automated quotation system or national securities exchange; (x) and all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. In addition, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall reimburse the Representative for all costs, fees and expenses incurred by the Representative incident to and in connection with the performance of their obligations hereunder and in connection with the Offering of the Offered Shares hereunder (the “Reimbursable Expenses”), including without limitation fees and expenses of counsel to the Representative (including those incurred incident to and in connection with the Offering of the Offered Shares and with FINRA’s review and approval of the Underwriter’s participation in such Offering), “road show” travel and lodging expenses of the representatives, employees and officers of the Representative, and other fees costs and expenses incurred by the Representative in connection with the performance of the Representative’ obligations hereunder and in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be required to pay or reimburse Lake Street for Reimbursable Expenses under this Section 5 to the extent they exceed $150,000 in the aggregate. Lake Street has previously received a $30,000 deposit from the Company, which shall be credited towards the Company’s obligation to pay the Reimbursable Expenses under this Section 5. Except as provided in this Section 5, and Sections 7 and 8 hereof, Lake Street shall pay its own costs, fees and expenses (including the fees and disbursements of its counsel) in excess of $150,000 . Upon the termination of this Agreement, in the event Lake Street’s aggregate expenses do not equal or exceed the $30,000 deposit already received by Lake Street, the Underwriter shall, as soon as reasonably practicable, reimburse the Company the amount by which $30,000 exceeds the aggregate amount of all expenses incurred.

Section 6. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)       Accountants’ Comfort Letters.

(i)       At the time of execution of this Agreement, the Representative shall have received from Lurie, LLP, independent public or certified public accountants for the Company, a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating, as of the date hereof (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent preliminary prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(ii)       With respect to the letter of Lurie, LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “Lurie initial letter”), the Company shall have furnished to the Representative a letter (the “Lurie bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the First Closing Date or, with respect to the Optional Shares, each Option Closing Date, as the case may be (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the Lurie bring-down letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Lurie bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Lurie initial letter, and (C) confirming in all material respects the conclusions and findings set forth in the Lurie initial letter.

(b)       Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i)       the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted pursuant to such Rule 430A, and such post-effective amendment shall have become effective; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(ii)       no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, or preventing the use of the Prospectus or the Time of Sale Prospectus, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)       FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements contemplated by this Agreement.

(c)       No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any material change, or any material development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Underwriter’s judgment, impracticable or inadvisable to offer or sell the Offered Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d)       Opinion and Negative Assurance Letter of Counsel for the Company. The Underwriters shall have received on the First Closing Date and each Option Closing Date, if any, the opinion and negative assurance letter of Dorsey & Whitney LLP, counsel for the Company, in a form reasonably acceptable to the Underwriter.

(e)       Opinion of Counsel for the Underwriter. The Underwriters shall have received on the First Closing Date and each Option Closing Date, if any, an opinion of Fredrikson & Byron, P.A., counsel for Lake Street, dated the First Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter.

(f)       Officer’s Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such First Closing Date or Option Closing Date, as applicable, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)       The representations, warranties and covenants of the Company set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such First Closing Date or Option Closing Date, as applicable; and

(ii)       The Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such First Closing Date or Option Closing Date, as applicable; and

(iii)       For the period from and including the date of this Agreement through and including such First Closing Date or Option Closing Date, as applicable, there has not occurred any Material Adverse Change.

(g)       Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative agreements in the forms of Exhibit B hereto from the persons listed on Exhibit A hereto, as applicable, and each such agreement shall be in full force and effect on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date.

(h)       Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and its counsel shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel for the Representative.

(i)       Approval of Listing. The Shares shall have been approved for listing on the NASDAQ Capital Market.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 8, 12, 13, 14, 15, 16 and 18 shall at all times be effective and shall survive such termination.

Section 7. Indemnification.

(a)       Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless the Underwriters, their members, affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any loss, claim, damage or liability to which any Underwriter or such member, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 7(d) below), insofar as such loss, claim, damage or liability (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriters and each such member, affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by each of the Underwriters) as such expenses are reasonably incurred by the Underwriters or such member, affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 2(a) of this Agreement. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)       Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 7(d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus (or any amendment or supplement thereto) are the statements described in Section 2(a) of this Agreement. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)       Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)       Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement, compromise or consent to the entry of judgment in any proceeding effected without its written consent, but if settled, compromised or the consent to judgment is entered into with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle, compromise or consent to the entry of judgment (which notice may be given prior to the expiration of the 60 day period required under clause (i) of this subsection (d)). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to Section 7(c) hereof and the indemnifying party has been materially prejudiced by such failure) held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the Offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and each officer of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 9. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements reasonably satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such First Closing Date or applicable Option Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 13, 14, 15, 16, 17 and 18 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 10. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission, the NASDAQ Capital Market or the OTCQB, or trading in securities generally on the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, or Minnesota authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities.

Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction the Underwriters each are and have been acting solely as principals and are not agents or fiduciaries of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether an Underwriter has advised or is currently advising the Company on other matters) and an Underwriter has no obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If this Agreement is terminated pursuant to Section 9 or if for any other reason the purchase of the Offered Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations and agreements of the Company and the Underwriters pursuant to Sections 7, 8, 12, 13, 14, 15, 16, 17 and 18 shall remain in effect.

Section 13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies regarding segregation and independence, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment banking division. The Company acknowledges that the Underwriters’ have not made any commitments to the Company regarding favorable research or a specific rating or price target from their respective research analysts and research departments in connection with the transactions contemplated by this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, faxed, or emailed and confirmed to the parties hereto as follows:

If to the Underwriter or the Representative:

Lake Street Capital Markets, LLC

Attention: Michael Townley, Head of Investment Banking

225 South Sixth Street, Suite 4750

Minneapolis, Minnesota 55402

Email: mike.townley@lakestreetcm.com

With a copy (which shall not constitute notice) to:

Fredrikson & Byron P.A.

Attention: Ryan C. Brauer, Esq.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Facsimile: (612) 492-7077

Email:        rbrauer@fredlaw.com

If to the Company:

Cachet Financial Solutions, Inc.

Attention: Jeffrey C. Mack, Chief Executive Officer

18671 Lake Drive East

Minneapolis, MN 55317

Facsimile: (952) 698-6999

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

Attention: Jonathan B. Abram

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402

Facsimile: (612) 395-5376

Email: abram.jonathan@dorsey.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, New York or the courts of the State of New York in each case located in New York, New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, other than the engagement agreement between the Company and Lake Street dated January 5, 2017. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by both parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

*****signature page follows*****

Exhibit 1.1

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CACHET FINANCIAL SOLUTIONS, INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative on behalf of itself and the other several Underwriters named in Schedule A hereto as of the date first above written.

LAKE STREET CAPITAL MARKETS, LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

Exhibit 1.1

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares(1)
Lake Street Capital Markets, LLC
National Securities Corporation
Total

(1)	The Underwriters may purchase up to an additional __________ Optional Shares, to the extent the option described in Section 3(c) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Exhibit 1.1

SCHEDULE B

Schedule of Pricing Information Included in the Time of Sale Prospectus

Price per share to the public: $[               ]

Number of shares being sold: [               ]

Number of shares potentially issuable pursuant to the overallotment option: [                ]

Exhibit 1.1

EXHIBIT A

LIST OF DIRECTORS AND OFFICERS

Jeffrey C. Mack

Bruce Whitmore

Lawrence C. Blaney

Bryan D. Meier

Darin P. McAreavey

Michael J. Hanson

James L. Davis

Rod Jardine

Ruth Owades

Liyuan Woo

James J. Spencer

Robin S. O’Connell

LIST OF OTHER PERSONS AND ENTITIES EXECUTING LOCK-UPS

Tiburon Opportunity Fund, L.P.

Jon D & Linda W Gruber Trust

FLMM Limited

JMR Capital Limited

Columbus Capital

Cross River Partners LP

Exhibit 1.1

EXHIBIT B

_____________, 2017

Lake Street Capital Markets, LLC

225 South Sixth Street, Suite 4750

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As an inducement to the underwriters to execute a purchase agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of common stock (the “Common Stock”) of Cachet Financial Solutions, Inc., a Delaware corporation and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Lake Street Capital Markets, LLC (“Lake Street”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

In addition, the undersigned agrees that, without the prior written consent of Lake Street, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The Lock-Up Period will commence on the date of this Agreement and continue to and include the date 180 days after the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Purchase Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i)	as a bona fide gift or gifts, provided, in each case, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the underwriters for the Offering to be bound by the terms of this letter agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, in each case, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the underwriters for the Offering to be bound by the terms of this letter agreement, and (z) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin;

(iii)	to the underwriters pursuant to the Purchase Agreement;

(iv)	in connection with the exercise of any stock options held by the undersigned that expire during the Lock-Up Period, to the extent necessary to fund the exercise price of the stock options and any withholding taxes resulting from such exercise; or

(v)	with the prior written consent of Lake Street.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies Lake Street in writing that it does not intend to proceed with the Offering, (ii) the Purchase Agreement does not become effective, or (iii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

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The undersigned understands that the underwriters for the Offering are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of
an entity)

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